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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements: No. 333-07959, No. 333-42161, No. 333-59305, No. 333-72531 and No. 333-52482 on Form
S-8; and No. 333-35343, No. 333-33997, No. 333-71053 and No. 333-52474 on Form
S-3, of our report dated February 18, 1999 with respect to the consolidated financial statements and schedules of Radiance Medical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                         /s/ Ernst & Young LLP



Orange County, California

March 26, 2001